UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2022

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PETV	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Compensation Review for Executive Officers

On October 19, 2022, the Compensation Committee of the Board (the “Compensation Committee”) conducted its annual performance and compensation review of its executive officers, John Lai, President and Chief Executive Officer, Robert J. Folkes, Chief Financial Officer, Randall Meyer, Chief Operating Officer, and John Dolan, Chief Business Development Officer, General Counsel and Secretary (each an “Executive Officer,” and collectively the “Executive Officers”) pursuant to the terms of those certain Executive Employment Agreements, dated November 10, 2021, by and between the Company and each Executive Officer (collectively, the “Employment Agreements”). Copies of the Employment Agreements are attached as Exhibits 10.1 through 10.4 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2021. The Compensation Committee approved increases to the annual base salary for each Executive Officer, effective November 1, 2022, as follows:

●	Mr. Lai will be paid $350,000 per year;
●	Mr. Folkes will be paid $300,000 per year;
●	Mr. Meyer will be paid $270,000 per year;
●	Mr. Dolan will be paid $230,000 per year.

These increases in salaries will be documented in amendments to each of their respective Employment Agreements, to be effective as of November 1, 2022, which are attached are hereto as Exhibits 10.1, 10.2, 10.3. and 10.4, and each is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such amendments.

On October 19, 2022, the Compensation Committee approved a grant to Mr. Folkes of 200,000 non-qualified statutory options (the “Executive Options”) under the PetVivo Holdings, Inc. Amended and Restated 2020 Equity Incentive Plan, as amended (the “2020 Plan”) for exemplary service to the Company. The Executive Options have an exercise price of $2.40 per share, representing the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. The Executive Options have a seven (7) year term and vest over a two (2) year period as follows: 1/3 on the date of grant, 1/3 on October 19, 2023, and 1/3 on October 19, 2024, provided Mr. Folkes remains in the continuous employ of the Company through the applicable vesting date. Upon a “change in control” (as defined in the 2020 Plan), all Executive Options will be 100% vested without regard to the vesting conditions.

Item 8.01 Other Events

Non-Employee Director Compensation Policy

Effective as of October 21, 2022, the Board of Directors (the “Board”) of PetVivo Holdings, Inc. (the “Company”) approved and paid non-employee director compensation for the period from October 1, 2022 through September 30, 2023. Non-employee directors, including those serving on only one committee, received annual compensation in an amount equal to $70,000 (the “Annual Award”), payable as follows: (i) 25% of the Annual Award as a cash retainer, payable on the date of the Annual Award, which was October 22, 2022, (the “Award Date”), and (ii) 75% of the Annual Award as an equity award of options (the “Options”) pursuant to the 2020 Plan granted on the Award Date; provided that each non-employee director, by written notice to the Board, could elect to receive 100% of the Annual Award in the form of Options. All of the non-employee directors elected to receive their compensation in the form of 25% in a cash retainer and 75% in Options. The number of Options was determined by (A) the value of the Annual Award to be granted as Options divided by (B) the value of the Company’s common stock, as determined by the Black Scholes valuation method two business days prior to the Award Date. The Options vest on the earlier of (i) September 30, 2023 or (ii) the day immediately preceding the next annual meeting of stockholder following the Award Date, subject to the director’s continued service as a director through the vesting date.

2

The fair market value and monetary amount used to determine the Annual Award in the foregoing paragraph shall be adjusted as follows in the following scenarios:

Non-employee directors serving on two or more committees: $72,000

Non-employee directors serving as committee chairs: $75,000

Non-employee director serving as the chairman of the Board: $80,000

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement between the Company and John Lai to be effective as of November 1, 2022.
10.2	Amendment No. 1 to Employment Agreement between the Company and Robert Folkes, effective as of November 1, 2022.
10.3	Amendment No. 1 to Employment Agreement between the Company and Randall Meyer, effective as of November 1, 2022.
10.4	Amendment No. 1 to Employment Agreement between the Company and John Dolan, effective as of November 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: October 24, 2022	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer

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